DenAm, Inc. (Delaware)
Salient, Inc. (Arizona)
Black-eyed Pea USA, Inc. (Texas)
   Prufrock Restaurants of Kansas, Inc. (Kansas)*
   Prufrock-Lewisville Club II, Inc. (Texas)*
   Prufrock-Denton Club, Inc. (Texas)*
   Prufrock-Belt Line, Inc. (Texas)*
   BEP Killeen Club, Inc. (Texas)*
   BEP Rockwall Club, Inc. (Texas)*
   BEP Fossil Bluff, Inc. (Texas)*
   BEP McKinney Club, Inc. (Texas)*
   Black-eyed Pea of Tennessee, Inc. (Tennessee)*

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*  Subsidiary of Black-eyed Pea USA, Inc.